FIRST AMENDMENT

dated as of April 1, 2012 to the

PARTICIPATION AGREEMENT

dated February 28, 2006 among

WELLS FARGO VARIABLE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), WELLS FARGO FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (the "Distributor"), PRINCIPAL LIFE INSURANCE COMPANY, an Iowa life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified therein, and PRINCOR FINANCIAL SERVICES CORPORATION (the "Insurance Underwriter"), a broker-dealer affiliated with the Company (the "Agreement").

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this First Amendment (this "Amendment").

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1. Amendment of the Agreement

(a) Joinder. PRINCIPAL NATIONAL LIFE INSURANCE COMPANY ("PNL"), an Iowa life insurance company, shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to "Company" shall mean Principal Life Insurance Company and/or PNL, as applicable.

(b) Consent. PNL agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c) Amendment and Restatement of Schedule 1. Schedule 1 is hereby amended and restated as attached hereto.

(d) Amendment and Restatement of Schedule 4. Schedule 4 is hereby amended and restated as attached hereto.

(e) Summary Prospectus Provisions. The following sections are hereby added to the Agreement:

"5.5.1. Trust Summary Prospectuses

(a) Definitions. For purposes of this Section 5.5.1, the terms "Summary Prospectus" and "Statutory Prospectus" shall have the same meaning ascribed to them in Rule 498 of the 1933 Act ("Rule 498").

(b)     Obligations of the Trust

(i) The Trust shall provide the Company with copies of Summary Prospectuses in the same manner and at the same time as the Agreement requires it to provide the Company with Statutory Prospectuses.

(ii)     The Trust shall be responsible for compliance with Rule 498(e).

(iii)      The Trust agrees that the URL indicated on each Summary Prospectus will lead directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trust and Fund documents required to be posted in compliance with Rule 498. The Trust shall use its best efforts to promptly notify the Company of any unexpected interruptions in availability of this web page. The Trust agrees that the web page used for hosting Summary Prospectuses will not contain any marketing materials.

(iv) At the Company's request, the Trust will provide the Company with URLs to the current Trust and Fund documents for use with Company's electronic delivery of Trust and Fund documents, or on the Company's website. The Trust will be responsible for ensuring the integrity of the URLs and for maintaining the Trust and Fund documents on the website to which such URLs originally navigate.

(v) The Company shall be permitted, but not required, in its sole discretion, to post a copy of the Fund's Statutory Prospectuses and/or Summary Prospectuses, Statements of Additional Information, supplements, annual reports and semi-annual reports on the Company's website. Notwithstanding the foregoing, the Trust shall be and remain solely responsible for ensuring that the Trust complies with the requirements for hosting these documents under Rule
498.

(vi) If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will use its best efforts to provide the Company with reasonable advance notice of its intent.

(c) Representations and Warranties of the Trust

(i)     The Trust represents and warrants that the Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Trust and its Funds.

(ii) The Trust represents and warrants that the web site hosting of the Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Trust and its Funds. The Trust further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

(iii) The Trust represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(l) involving requests for additional Trust documents made directly to the Trust or one of its affiliates. The Trust further represents and warrants that any information obtained about Contract Owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

(iv) The Trust represents and warrants that it will use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

(d)     Representations and Warranties of the Company

(i) The Company represents and warrants that it will be responsible for compliance with the provisions of 498(f)(l) involving requests for additional Trust documents made by Contract Owners directly to the Company or one of its affiliates.

(ii) The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(iii) The parties agree that the Company is not required to distribute Summary Prospectuses to Contract Owners, but rather that the use of Summary Prospectuses will be at the Company's discretion. The Company agrees that it will give the Trust reasonable advance notice of its intended use of Summary Prospectuses or Statutory Prospectuses."

2. Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3. Miscellaneous

(a) Entire Agreement; Restatement.

(i) This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii) Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

WELLS FARGO VARIABLE TRUST

By: /s/Andrew Owen
Name: Andrew Owen
Title: Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/Randy Henze
Name: Randy Henze
Title: Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Management

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Management

PRINCOR FINANCIAL SERVICES
CORPORATION

By: /s/ Marty Richardson
Name: Marty Richardson
Title: VP Broker Dealer Ops

SCHEDULE 1

dated as of April 1, 2012 to the

PARTICIPATION AGREEMENT

dated February 28, 2006

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Principal Life Insurance Company Separate Account B	July 17, 1970	811-02091	Variable Annuities
Principal Life Insurance Company Variable Life Separate Account	November 2, 1987	811-05118	Variable Life Insurance
Principal National Life Insurance Company Variable Life Separate Account	November 28, 2007	811-22589	Variable Life Insurance

Classes of Contracts Supported by Separate Accounts Listed on Schedule 1

The following classes of Contracts are subject to the Agreement:

Marketing Name	SEC 1933 Act Registration Number	Contract Form Number	Annuity or Life
Principal Variable Universal Life Income	333-115269	SF 755	Life
Principal Variable Universal Life Accumulator	333-65690	SF 608	Life
Principal Variable Universal Life Accumulator II	333-100838	SF 693	Life
Principal Executive Variable Universal Life	333-81714	SF 653	Life
Principal Benefit Variable Universal Life	333-89446	SF660	Life
PrinFlex Life	333-00101	SF 378	Life
Principal Flexible Variable Life	033-13481	SF 32	Life
Principal Survivorship Variable Universal Life	333-71521	SF 523	Life

SCHEDULE 4

dated as of April 1, 2012 to the

PARTICIPATION AGREEMENT

dated February 28, 2006

Trust Share Series and Classes
Available Under
Each Class of Contracts

As of the effective date of this First Amendment to the Participation Agreement, the following
Trust Classes and Series are available under the Contracts:

Contract Marketing Name	Fund/Series - Share Classes
Principal Variable Universal Life Income
Principal Variable Universal Life Accumulator Principal Variable Universal Life Accumulator II
Principal Executive Variable Universal Life
Principal Benefit Variable Universal Life
PrinFlex Life
Principal Flexible Variable Life
Principal Survivorship Variable Universal Life
VT Index Asset Allocation - Class 2 VT Intrinsic Value- Class 2 VT Omega Growth- Class 1 and Class 2